Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

		Original	Beginning
	Certificate	Certificate	Certificate
Class	Rate	Balance	Balance	Interest	Principal
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000
AS-2	1.6388%	141,057,000.00	25,345,521.48	34,612.48	5,040,499.48
Factors per Thousand				0.24537939	35.73377769
AS-3	1.3300%	190,443,000.00	190,443,000.00	211,074.33	0.00
Factors per Thousand				1.10833336	0.00000000
MS-1	2.0888%	22,084,000.00	17,555,676.33	30,557.85	410,074.54
Factors per Thousand				1.38370993	18.56885256
MS-2	2.4888%	23,463,000.00	18,652,906.09	38,685.35	435,704.19
Factors per Thousand				1.64878106	18.56984145
BS	4.2388%	12,423,000.00	9,875,067.93	34,881.62	230,666.92
Factors per Thousand				2.80782581	18.56773082

Pool I		527,258,000.00	261,872,171.83	349,811.63	6,116,945.13
Totals				0.66345438	11.60142687

AN	1.7388%	55,395,000.00	19,086,133.36	27,655.01	410,451.51
Factors per Thousand				0.20070696	2.97886253
MN	2.4888%	2,229,000.00	2,229,000.00	4,622.85	0.00
Factors per Thousand				0.03355045	0.00000000
BN	4.2388%	4,457,000.00	4,457,000.00	15,743.42	0.00
Factors per Thousand				0.11425828	0.00000000

Pool II		62,081,000.00	25,772,133.36	48,021.28	410,451.51
Totals				0.09107739	0.77846426

Totals		589,339,000.00	287,644,305.19	397,832.91	6,527,396.64

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Current	Total Class		Ending
	Realized	Principal	Total	Certificate
Class	Loss	Distribution	Distribution	Balance
AS-1	0.00	0.00	0.00	0.00
Factors per Thousand		0.00000000	0.00000000	0.00000000
AS-2	0.00	5,040,499.48	5,075,111.96	20,305,022.00
Factors per Thousand		35.73377769	35.97915708	143.94905606
AS-3	0.00	0.00	211,074.33	190,443,000.00
Factors per Thousand		0.00000000	1.10833336	1000.00000000
MS-1	0.00	410,074.54	440,632.39	17,145,601.79
Factors per Thousand		18.56885256	19.95256249	776.38117144
MS-2	0.00	435,704.19	474,389.54	18,217,201.90
Factors per Thousand		18.56984145	20.21862251	776.42253335
BS	0.00	230,666.92	265,548.54	9,644,401.01
Factors per Thousand		18.56773082	21.37555663	776.33430009

Pool I	0.00	6,116,945.13	6,466,756.76	255,755,226.70
Totals		11.60142687	12.26488125	485.06656457

AN	0.00	410,451.51	438,106.52	18,675,681.85
Factors per Thousand		7.40954075	7.90877372	337.13659807
MN	0.00	0.00	4,622.85	2,229,000.00
Factors per Thousand		0.00000000	2.07395693	1000.00000000
BN	0.00	0.00	15,743.42	4,457,000.00
Factors per Thousand		0.00000000	3.53229078	1000.00000000

Pool II	0.00	410,451.51	458,472.79	25,361,681.85
Totals		6.61154798	7.38507418	408.52566566

Totals	0.00	6,527,396.64	6,925,229.55	281,116,908.55

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	34,612.48	1.6388%	0.00	0.00	0.00	0.00
AS-3	211,074.33	1.3300%	0.00	0.00	0.00	0.00
MS-1	30,557.85	2.0888%	0.00	0.00	0.00	0.00
MS-2	38,685.35	2.4888%	0.00	0.00	0.00	0.00
BS	34,881.62	4.2388%	0.00	0.00	0.00	0.00
AN	27,655.01	1.7388%	0.00	0.00	0.00	0.00
MN	4,622.85	2.4888%	0.00	0.00	0.00	0.00
BN	15,743.42	4.2388%	0.00	0.00	0.00	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	8,411,228.48
Monthly Advances	0.00
(Servicing Fee)	(101,370.22)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	8,309,858.26

Bond Interest Distributed	349,811.63
Bond Principal Distributed	6,116,945.13
Escrow Fee	32,734.02
Amounts transferred to the Owner Trustee	1,810,367.48

8,309,858.26

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		292,594,605.40
Aggregate Ending Principal Balance of Loans		285,760,029.83
Principal Prepayments (No. / Amt)	11	6,134,853.21
Curtailments		18,110.98
Excess and Monthly Payments		681,611.38
Recoveries on Previous Realized Losses		40,541.48
Interest Received		1,536,111.43
Compensating Interest		686.81
Realized Losses (Current / Cumulative)	0.00	27,558,684.94
Excess Spread		1,092,737.04
Spread Amount		30,004,803.13
Specified Subordinated Amount		30,004,803.13
Weighted Average Loan Interest Rate		6.0065%
LIBOR Rate		1.2388%
Auction Rate		1.3300%

Prior Three Months Weighted Average Loan Interest Rate

03/31/04	04/30/04	05/31/04
6.3134%	6.0383%	6.0206%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	469,793.27
Monthly Advances	0.00
(Servicing Fee)	(10,246.64)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	459,546.63

Bond Interest Distributed	48,021.28
Bond Principal Distributed	410,451.51
Escrow Fee	1,073.84
Amounts transferred to the Owner Trustee	0.00

459,546.63

Collateral Information

Accelerated Principal Distribution		106,653.80
Aggregate Beginning Principal Balance of Loans		28,691,826.37
Aggregate Ending Principal Balance of Loans		28,388,028.66
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		303,797.71
Recoveries on Previous Realized Losses		13,727.87
Interest Received		152,267.69
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		106,653.80
Spread Amount		5,322,755.37
Specified Subordinated Amount		5,322,755.37
LOC Available Amount		2,296,408.56
LOC Available Amount as percentage of Pool Principal Balance		9.05%
Weighted Average Loan Interest Rate		5.9441%
LIBOR Rate		1.2388%

Prior Three Months Weighted Average Loan Interest Rate

03/31/04	04/30/04	05/31/04
5.9438%	5.9438%	5.9441%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

Exhibit L

Outstanding Balance - Pool I	285,760,029.83
# Accounts	423

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	215	151,033,560.20	52.85%
Delinquent 30-59 Days	5	5,892,159.23	2.06%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	4	3,103,230.91	1.09%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	224	160,028,950.34	56.00%

Outstanding Balance - Pool II	28,388,028.66
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	43	12,065,448.32	42.50%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	253,186.59	0.89%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	44	12,318,634.91	43.39%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

Series 1991-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	180	1,000	795	795	795	497
(iii)	0	36	0	19	19	19	12
(v)	0	0	1	1	2	3	1
(vi)	0	43	0	0	0	0	12
(vii)	0	0	0	0	0	0	0
(viii)	0	5	0	0	0	0	1
(xv) (a, b & c)	0	144	1,000	776	776	776	485

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	345	1,000	1,000	415
(iii)	7	0	0	7
(v)	0	2	4	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	5	0	0	5
(xv) (a, b & c)	337	1,000	1,000	409

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2004 07/12/2004 07/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300